UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report- August 26, 2008 (Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 21, 2008, the Company’s stockholders approved the adoption of an amendment to Article VII of the Company’s Certificate of Incorporation to increase the Company’s authorized shares of common stock from 100,000,000 shares to 250,000,000 shares. On August 26, 2008, the Company filed a Certificate of Amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware effecting the increase in authorized shares. This summary is qualified in its entirety by reference to the Certificate of Amendment to the Certificate of Incorporation attached hereto as Exhibit 3.1.

Item 7.01 Regulation FD Disclosure

On August 27, 2008, the Company issued a press release to provide a corporate update on business conducted at their Annual General Meeting and on the operating and development activities at their three main projects. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

Limitation on Incorporation by Reference: In accordance with General Instruction B.2 of Form 8-K, the information in this report furnished under Item 7.01 and the press release included as Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

3.1	Certificate of Amendment to the Certificate of Incorporation of U.S. Geothermal Inc. as filed on August 26, 2008

99.1	Press release dated August 27, 2008

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 27, 2008	U.S. Geothermal Inc.

	By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer